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                                                                      EXHIBIT 99
Contacts:  John O. Barwick, III
           Senior Vice President and Chief Financial Officer
           (706) 576-3416

           Janice J. Kuntz
           Fleishman-Hillard
           (404) 659-4446

                             FOR IMMEDIATE RELEASE

                        CARMIKE CINEMAS, INC. ANNOUNCES
                 PRIVATE PLACEMENT OF SENIOR SUBORDINATED NOTES

     COLUMBUS, GA, January 11, 1998 -- Carmike Cinemas, Inc. (NYSE: CKE) announced today that it is offering $200 million of Senior Subordinated Notes due 2009 pursuant to a private placement transaction. The proceeds of this offering are expected to be used to redeem outstanding senior notes and to reduce revolving credit borrowings under the Company's senior credit facility. Consummation of the offering is subject to customary conditions, including the consent of the lenders under the Company's senior credit facility.

     The Senior Subordinated Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

                                     # # #

Note regarding Private Securities Litigation Reform Act: Except for historical information contained herein, this press release contains forward-looking statements that involve a number of risks and uncertainties. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors, including the consent of the lenders under the Company's senior credit facility, and the risks detailed from time to time in statements and reports which Carmike Cinemas, Inc. has filed with the Securities and Exchange Commission.